UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2020

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 17th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

REIT I Merger

On September 8, 2020, Resource Real Estate Opportunity REIT II, Inc. (“REIT II”), RRE Opportunity OP II, LP (“OP II”), Revolution I Merger Sub, LLC, a wholly owned subsidiary of REIT II (“Merger Sub I”), Resource Real Estate Opportunity REIT, Inc. (“REIT I” or the “Registrant”), and Resource Real Estate Opportunity OP, LP (“OP I”), entered into an Agreement and Plan of Merger (the “REIT I Merger Agreement”).

Subject to the terms and conditions of the REIT I Merger Agreement, (i) REIT I will merge with and into Merger Sub I, with Merger Sub I surviving as a direct, wholly owned subsidiary of REIT II (the “REIT I Company Merger”) and (ii) OP I will merge with and into OP II, with OP II surviving (the “REIT I Partnership Merger” and, together with the REIT I Company Merger, the “REIT I Merger”). At such time, the separate existence of REIT I and OP I shall cease.

At the effective time of the REIT I Company Merger, each issued and outstanding share of REIT I’s common stock (or fraction thereof), $0.01 par value per share (the “REIT I Common Stock”), will be converted into the right to receive 1.22423 shares of common stock of REIT II, $0.01 par value per share (the “REIT II Common Stock”), and each issued and outstanding share of REIT I’s convertible stock, $0.01 par value (the “REIT I Convertible Stock”) will be converted into the right to receive $0.02 in cash (without interest).

In addition, each share of REIT I Common Stock or REIT I Convertible Stock, if any, then held by any REIT I wholly owned subsidiary or held by REIT II or any of its wholly owned subsidiaries will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of REIT I Common Stock and REIT I Convertible Stock in connection with or as a consequence of the REIT I Company Merger.

At the effective time of the REIT I Partnership Merger, each common unit of partnership interests in OP I (“OP I Common Units”) outstanding immediately prior to the effective time of the REIT I Partnership Merger will convert into the right to receive 1.22423 common units of partnership interest in OP II (“OP II Common Units”) and each Series A Cumulative Participating Redeemable Preferred Unit in OP I (“OP I Series A Preferred Units”) issued and outstanding immediately prior to the effective time of the REIT I Partnership Merger will convert into the right to receive one Series A Cumulative Participating Redeemable Preferred Unit in OP II (“OP II Series A Preferred Units”).

The REIT I Merger Agreement contains customary covenants, including covenants prohibiting REIT I and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The REIT I Merger Agreement also provides that prior to the approval by REIT I’s stockholders of the REIT I Company Merger, the board of directors of REIT I may in certain circumstances make a REIT I Adverse Recommendation Change (as such term is defined in the REIT I Merger Agreement), subject to complying with certain conditions set forth in the REIT I Merger Agreement.

The REIT I Merger Agreement may be terminated under certain circumstances, including by either REIT II or REIT I (in each case, with the prior approval of the special committee of their respective board of directors) (i) if the REIT I Company Merger has not been consummated on or before 11:59 p.m. New York time on June 8, 2021, (ii) if the approval of the stockholders of REIT I (“REIT I Stockholder Approval”) has not been obtained at the meeting of the stockholders of REIT I to consider the REIT I Merger, or (iii) upon a material uncured breach of the respective obligations, covenants or agreements by the other party that would cause the closing conditions in the REIT I Merger Agreement not to be satisfied.

REIT I may terminate the REIT I Merger Agreement if REIT I has properly accepted a “Superior Proposal” (as defined in the REIT I Merger Agreement) at any time prior to receipt by REIT I of the REIT I Stockholder Approval pursuant to the terms of the REIT I Merger Agreement. REIT II may terminate the REIT I Merger Agreement at any time prior to receipt by REIT I of the REIT I Stockholder Approval upon (i) a REIT I Adverse Recommendation Change or the failure of REIT I’s board of directors to include its recommendation in favor of the REIT I Company Merger in the Joint Proxy Statement and Prospectus to be distributed to REIT I’s stockholders, (ii) a tender offer or exchange offer for any shares of REIT I Common Stock that constitutes a Competing Proposal (other than by REIT II or any of its affiliates) is commenced and the REIT I board of directors fails to recommend against acceptance of such tender offer or exchange offer by the REIT I stockholders and to publicly reaffirm the REIT I board recommendation within ten business days of being requested to do so by REIT II, or (iii) upon REIT I’s material violation of the non-solicit provisions of the REIT I Merger Agreement.

If the REIT I Merger Agreement is terminated in certain circumstances, including in connection with REIT I’s acceptance of a Superior Proposal or making a REIT I Adverse Recommendation Change, then REIT I must pay to REIT II a termination fee of $22,989,657 plus reimburse up to $2,000,000 for REIT II’s expenses.    Additionally, if the REIT I Merger Agreement is terminated because the closing conditions have been satisfied or waived but either REIT II or REIT I have failed to close, then such party must reimburse the other party up to $2,000,000 for that other party’s expense.

The REIT I Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the REIT I Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of REIT II and REIT I. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The parties have agreed to limits on the conduct of their businesses between the signing of the REIT I Merger Agreement and the closing of the REIT I Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party. Ordinary distributions will also require the other party’s consent unless the distributions are needed for REIT qualification purposes, which is not expected.

The obligation of each party to consummate the REIT I Merger is subject to a number of conditions, including receipt by REIT I of the REIT I Stockholder Approval, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the REIT I Merger Agreement), the effectiveness of the registration statement on Form S-4 to be filed by REIT II to register the shares of the REIT II Common Stock to be issued as consideration in the REIT I Company Merger, and the absence of certain material adverse effects with respect to either REIT II or REIT I.

The foregoing description of the REIT I Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the REIT I Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference. A copy of the REIT I Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about REIT II or REIT I. The representations, warranties and covenants contained in the REIT I Merger Agreement have been made solely for the benefit of the parties to the REIT I Merger Agreement, and are not intended as statements of fact to be relied upon by

REIT I’s stockholders, but rather as a way of allocating the risk between the parties to the REIT I Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the REIT I Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the REIT I Merger Agreement, which disclosures are not reflected in the REIT I Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of REIT II or REIT I. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the REIT I Merger Agreement, which subsequent information may or may not be fully reflected in REIT I’s public disclosures. REIT I acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Combined Company

On September 8, 2020, REIT II also entered into an Agreement and Plan of Merger to acquire Resource Apartment REIT III, Inc. (“REIT III”). REIT II’s proposed merger with REIT III is referred to herein as the “REIT III Merger,” and collectively with the REIT I Merger, the “Mergers.” The REIT III Merger is also a stock-for-stock transaction whereby REIT III will be merged into a wholly owned subsidiary of REIT II. The consummation of the REIT I Merger is not contingent upon the completion of the REIT III Merger, and the consummation of the REIT III Merger is not contingent upon the completion of the REIT I Merger.

The combined company following either or both of the Mergers (the “Combined Company”) will be renamed “Resource REIT, Inc.” Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Self-Management Transaction

On September 8, 2020, OP I, entered into a transaction (the “Self-Management Transaction”) with Resource PM Holdings LLC (“PM Holdings”), Resource NewCo LLC (“Advisor Holdings”), C-III Capital Partners LLC (“PM Contributor”), Resource Real Estate, LLC (“Advisor Contributor” or “Resource Real Estate”) and Resource America, Inc. (“Resource America”), pursuant to which PM Contributor and Advisor Contributor contributed to OP I all of the membership interests in PM Holdings and Advisor Holdings, respectively, and certain assets related to the business of PM Holdings and Advisor Holdings, respectively, in exchange for 6,158,759 OP I Common Units (valued at $67,500,000 based upon the December 31, 2019 estimated value per share of REIT I Common Stock), 319,965 OP I Series A Preferred Units (with a face value of $67,500,000), and the right to receive certain deferred payments having the aggregate value of $27,000,000. These deferred payments and the OP I Series A Preferred Units are as described more fully below. As a result of the Self-Management Transaction, REIT I is now self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for REIT I, REIT II and REIT III. As part of the Self-Management Transaction, REIT I entered into a series of agreements and amendments to existing agreements as further described below.

Contribution Agreement

On September 8, 2020, OP I, as contributee, entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) with PM Contributor and Advisor Contributor (together, the “Contributors”) and PM Holdings and Advisor Holdings whereby OP I acquired 100% of the aggregate membership interests in PM Holdings and Advisor Holdings and substantially all of the operating assets and associated liabilities of PM Holdings and Advisor Holdings, including their 100% membership interests in (i) REIT I’s advisor, (ii) REIT II’s advisor, (iii) REIT III’s advisor, (iv) REIT I’s property manager, (v) REIT II’s property manager and (vi) REIT III’s property manager, as well as certain of the operating assets of those entities, including but not limited to (a) all personal property used in or necessary for the conduct of their business, (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto and certain domain names, (c) certain continuing employees and the key persons who have executed employment agreements, and (d) certain other assets as set forth in the Contribution Agreement.

In addition to the OP I Common Units and the OP I Series A Preferred Units issued to the Contributors pursuant to the Contribution Agreement described above, OP I will pay Resource America (on behalf of and for distribution to PM Contributor and Advisor Contributor) deferred payments in cash of (i) $7,500,000 upon the earlier to occur of (A) the consummation of the REIT I Merger or (B) nine months following the effective date of the REIT I Merger Agreement, (ii) six monthly payments of $2,000,000, totaling $12,000,000, for the six months following the closing of the Self-Management Transaction and (iii) 12 monthly payments of $625,000, totaling $7,500,000, for the 12 months following the closing of the Self-Management Transaction.

As part of the Self-Management Transaction, OP I hired the workforce currently responsible for the management and day-to-day real estate and accounting operations of REIT I, REIT II and REIT III under the various agreements acquired.

The Contribution Agreement contains customary representations, warranties, covenants and agreements of OP I, PM Contributor, Advisor Contributor, Resource America, PM Holdings and Advisor Holdings.

The foregoing summary of the material terms of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Transitional Services Agreement

On September 8, 2020, OP I entered into a Transitional Services Agreement with PM Contributor, Advisor Contributor and Resource America (the “Transitional Services Agreement”), pursuant to which, effective September 8, 2020, PM Contributor will provide, or cause to be provided, to OP I and its affiliates and subsidiaries certain services in order to ensure an orderly transition to OP I of the ownership of PM Holdings and Advisor Holdings and the continued conduct and operation of the advisory and property management business acquired by OP I in connection with the Self-Management Transaction. In connection with these services, OP I shall pay PM Contributor an agreed-upon monthly fee for each service provided, as well as reimbursement of out-of-pocket expenses incurred by PM Contributor, Advisor Contributor or Resource America as a result of the provision of these services. The foregoing summary of the material terms of the Transitional Services Agreement is qualified in its entirety by reference to the Transitional Services Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Amended and Restated Limited Partnership Agreement

On September 8, 2020, REIT I and RRE Opportunity Holdings, LLC entered into an Amended and Restated Limited Partnership Agreement of OP I (the “Amended and Restated Operating Partnership Agreement”), which amends and supersedes the Limited Partnership Agreement of OP I dated September 1, 2009. REIT I is the general partner of OP I, RRE Opportunity Holdings, LLC is the initial limited partner of OP I and, as a result of the Self-Management Transaction, the Contributors have been admitted as limited partners of OP I.

Operations

The Amended and Restated Operating Partnership Agreement requires that OP I be operated in a manner that will enable it to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that OP I will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), which classification could result in OP I being taxed as a corporation, rather than as a partnership.

Capital Contributions and Issuances of Additional Partnership Units

The general partner is authorized to cause OP I to issue such additional units of partnership interest with such designations, preferences and relative participating, optional or other special rights, powers and duties as shall be determined by the general partner in its sole discretion, subject to Delaware law and any consent rights expressly provided to holders of preferred units of limited partnership interest (“OP I Preferred Units”). Each issuance of equity securities by REIT I shall be accompanied by a contribution of the proceeds to REIT I from such issuance of equity securities to OP I in exchange for units of partnership interests having designations, preferences and other rights such that the economic interests are substantially similar to those of the REIT I equity securities. In addition, the general partner is authorized to cause OP I to issue units of partnership interests for less than fair market value if the general partner concludes in good faith that such issuance is in the best interests of REIT I and OP I.

Distributions and Allocations of Profits and Losses

The Amended and Restated Operating Partnership Agreement provides that, subject to priority allocations with respect to OP I Preferred Units, OP I generally will distribute cash available for distribution to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts as the general partner shall determine. The effect of these distributions will be that a holder of one OP I Common Unit will receive the same amount of cash distributions as the amount of cash distributions made to the holder of one share of REIT I common stock.

Similarly, the Amended and Restated Operating Partnership Agreement provides that profits and taxable income are allocated to the partners of OP I in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one operating partnership unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in OP I.

If OP I liquidates, OP I’s debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to holders of OP I Preferred Units in order to satisfy any liquidation preference held by them, and then to the holders of OP I Common Units partners in accordance with their respective percentage interests in OP I.

Rights, Obligations and Powers of the General Partner

As OP I’s general partner, REIT I generally has complete and exclusive discretion to manage and control OP I’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or lend money, or guarantee indebtedness;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as the general partner determines is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine OP I with another entity.

In addition to the administrative and operating costs and expenses incurred by OP I in acquiring and operating real properties, OP I will pay or reimburse REIT I for administrative and operating costs and expenses, and such expenses will be treated as expenses of OP I. Such expenses will include:

•	all expenses relating to the formation and continuity of OP I’s existence;

•	all expenses relating to any offering or repurchase of securities of REIT I;

•	all expenses associated with the preparation and filing of any periodic reports by REIT I under federal, state or local laws or regulations;

•	all expenses associated with compliance by REIT I with applicable laws, rules and regulations;

•	all costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation of the employees of REIT I;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of OP I.

Exchange Rights

The holders of OP I Common Units, including the Contributors, have the right to cause their operating partnership units to be redeemed by OP I or purchased by REIT I for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of REIT I shares that would be issuable if the OP I Common Units were exchanged for shares of REIT I common stock based on the conversion ratio set forth in Amended and Restated Operating Partnership Agreement. Alternatively, at REIT I’s sole discretion, REIT I may elect to purchase the Common Units by issuing shares of REIT I common stock for the Common Units exchanged based on the conversion ratio set forth in the Amended and Restated Operating Partnership Agreement. The conversion ratio is initially one to one, but may be adjusted based on certain events including: (i) if REIT I declares or pays a distribution on its outstanding shares in shares of REIT I common stock, (ii) if REIT I subdivides its outstanding shares of common stock, or (iii) if REIT I combines its outstanding shares of common stock into a smaller number of shares of common stock. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares of REIT I common stock in excess of REIT I’s aggregate stock ownership limit, (2) result in REIT I’s shares of common stock being owned by fewer than 100 persons, (3) cause OP I to be “closely held” within the meaning of Section 856(h) of the Code, (4) cause REIT I to own, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (5) cause REIT I to violate the Securities Act of 1933, as amended (the “Securities Act”), (6) require REIT I to register shares of its common stock pursuant to the Securities Act, (7) REIT I believes that OP I will be treated as a “publicly traded partnership” under Section 7704 of the Code, or if REIT I no longer qualifies as a REIT.

In general, holders of OP I Common Units may exercise their exchange rights at any time after one year following the date of issuance of their OP I Common Units; however, the Contributors may not exercise their exchange rights with respect to the OP I Common Units they hold until such OP I Common Units have been outstanding for at least two years. A holder of OP I Common Units may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 OP I Common Units, unless such limited partner holds less than 1,000 units, in which case, such limited partner must exercise its exchange right for all of its OP I Common Units.

Amendment of the Amended and Restated Operating Partnership Agreement

The consent of REIT I, as the general partner of OP I, is required for any amendment to the Amended and Restated Operating Partnership Agreement. Subject to any consent rights expressly provided to holders of OP I Preferred Units, REIT I, as the general partner of OP I, without the consent of any limited partner, may amend the Amended and Restated Operating Partnership Agreement in any respect or merge or consolidate OP I with or into any other partnership or business entity as set forth in the Amended and Restated Operating Partnership Agreement, provided, however, that the following amendments shall require the consent of a majority in interest of the OP I Common Units (a majority of which are owned indirectly by REIT I):

•	any amendment affecting the operation of the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the Amended and Restated Operating Partnership Agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of profit and loss to the limited partners (other than the issuance of additional limited partnership interests); and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to OP I.

Term and Dissolution

OP I will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	the general partner declares bankruptcy or withdraws from the partnership, provided, however, that the remaining partners may decide to continue the business of OP I;

•	90 days after the sale or other disposition of all or substantially all of the assets of OP I;

•	the exchange of all limited partnership interests (other than such interests held by the general partner or affiliates of the general partner); or

•	the election by the general partner that OP I should be dissolved.

Transferability of Interests

In general, REIT I may not transfer all or any portion of its general partnership interest in OP I (except to a wholly owned subsidiary). In addition REIT I, as general partner of OP I, may not engage in any merger, consolidation or other combination, or sell all or substantially all of its assets unless (i) the holders of a majority of the Common Units approve such transaction, (ii) as a result of the transaction, the limited partners will receive for each Common Unit an amount of cash, securities or other property equal in value to the amount a holder of one share of REIT I common stock paid in the transaction, (iii) REIT I is the surviving entity in the transaction and either the holders of shares of REIT I common stock receive no consideration in the transaction or the limited partners receive for each Common Unit an amount of cash, securities or other property equal in value to the amount a holder of one share of REIT I common stock is paid in the transaction, or (iv) the surviving entity agrees to assume all obligations of the general partner set forth in the Amended and Restated Operating Partnership Agreement. Limited partners have no right to remove REIT I as general partner.

Series A Cumulative Participating Redeemable Preferred Units

The Amended and Restated Operating Partnership Agreement sets forth the rights, powers, privileges, restrictions, qualifications and limitations of the OP I Series A Preferred Units.

With respect to distribution rights and rights upon liquidation, distribution or winding up of OP I, the OP I Series A Preferred Units rank senior to all classes and series of OP I Common Units and any other class or series of OP I Preferred Units. Each OP I Series A Preferred Unit is entitled to a 7.00% per annum preferred priority return on the stated value of each OP I Series A Preferred Unit commencing on the date of issuance and ending on the fifth anniversary of the date of issuance, and thereafter a 10.00% per annum preferred priority return on the stated value of each OP I Series A Preferred Unit (the “Priority Return”), as well as, with respect to such distribution period, the amount of distributions a holder of such OP I Series A Preferred Unit would be entitled to receive if such OP I Series A Preferred Units were treated as part of a single class of units with the Common Units with the right to participate in distributions pari passu with the Common Units (the “Preferred Return”). In addition, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of OP I, the holders of OP I Series A Preferred Units are entitled to be paid out of the assets of OP I legally available for distribution, after payment or provision for OP I’s debts and other liabilities, a liquidation preference equal to the state value per unit plus any accrued but unpaid Priority Return and any accrued but unpaid Preferred Return. Such liquidation preference shall be paid before OP I may pay any liquidating distributions to any holders of OP I Common Units.

Except as described below, the OP I Series A Preferred Units are not redeemable by OP I prior to the first anniversary of the date of issuance. Following such date, the holders of OP I Series A Preferred Units may elect to have up to 25% of the number of Series A Preferred Units originally issued to such holder redeemed by OP I each year for the following four years. Such redemption right shall be suspended at such time as REIT I applies to list its shares of common stock on a national securities exchange, and shall terminate at such time as the national securities exchange approves the REIT I common stock for listing. Upon the occurrence of a listing of the REIT I common stock on a national securities exchange, a change of control of REIT I, or the second anniversary of the date of issuance, OP I may at its option redeem for cash all or a portion of the then-outstanding OP I Series A Preferred Units. The redemption price to be paid in respect of a redemption of one OP I Series A Preferred Unit shall be an amount of cash equal to the stated value of such OP I Series A Preferred Unit, plus the value as of such date of one share of REIT I common stock (as may be adjusted), plus any accrued but unpaid Priority Return and any accrued but unpaid Preferred Return (the “Redemption Price”).

In the event that the redemption right described above is terminated in connection with a listing of the shares of REIT I common stock on a national securities exchange, beginning 180 days after the date of such listing, the holders of OP I Series A Preferred Units shall have the right to require REIT I to purchase the OP I Series A Preferred Units in exchange for a number of listed shares of REIT I common stock determined by dividing (i) the number of OP I Series A Preferred Units multiplied by the Redemption Price as of the date of the exchange by (ii) the volume-weighted average price of such listed shares over the 30-day period prior to the date of the exchange.

The OP I Series A Preferred Units generally will not have any voting rights; however, unless (i) fewer than 12.5% of the number of OP I Series A Preferred Units originally issued remain outstanding, (ii) the holders of a majority of the then-outstanding OP I Series A Preferred Units consent, or (iii) an additional class or series of OP I Preferred Units is being issued in connection with the full redemption of the OP I Series A Preferred Units, OP I shall not issue any class or series of OP I Preferred Units with distribution rights and rights upon liquidation, distribution or winding up of OP I senior to the OP I Series A Preferred Units.

The foregoing summary of the material terms of the Amended and Restated Operating Partnership Agreement is qualified in its entirety by reference to the Amended and Restated Operating Partnership Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Amendment to Advisory Agreement

On September 8, 2020, REIT I and Resource Real Estate Opportunity Advisor, LLC, REIT I’s advisor, entered into an Amendment to Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”). The Advisory Agreement Amendment eliminates all limitations in the Fourth Amended and Restated Advisory Agreement on REIT I acquiring its advisor or an affiliate of the advisor in order to become self-managed. The foregoing summary of the material terms of the Advisory Agreement Amendment is qualified in its entirety by reference to the Advisory Agreement Amendment, which is attached hereto as Exhibit 10.4 and incorporated by reference herein. Except as modified by the Advisory Agreement Amendment, the material terms of the Fourth Amended and Restated Advisory Agreement remain in full force and effect.

Investor Rights Agreement

On September 8, 2020, REIT I, OP I, PM Contributor and Advisor Contributor entered into an investor rights agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, PM Contributor and Advisor Contributor (or any successor holder) each have the right (i) with respect to Common Units of OP I, after September 8, 2022, and (ii) with respect to OP I Series A Preferred Units, after 180 days from the date REIT I lists its common stock on a national securities exchange (the “Lock-Up Expiration”), to request REIT I to register for resale under the Securities Act of 1933, as amended, all or part, but not less than 50%, of the shares of REIT I’s common stock issued or issuable to such holder. REIT I will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. REIT I will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Investor Rights Agreement also grants PM Contributor and Advisor Contributor (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.

In addition, the Investor Rights Agreement grants PM Contributor and Advisor Contributor (or any successor holder) the right, together, to designate one individual to be included on the slate of directors to be voted on by the stockholders of REIT I (the “Investor Nominee”). Until PM Contributor and Advisor Contributor beneficially own, in the aggregate, less than 12.5% of the OP I Series A Preferred Units issued by OP I in connection with the Contribution Agreement, PM Contributor and Advisor Contributor, together, shall have the right to designate the Investor Nominee, subject to approval of REIT I’s board of directors, or any committee of REIT I’s board of directors authorized to approve board of directors nominees. The parties to the Investor Rights Agreement acknowledged and agreed that the term of the Investor Nominee designated pursuant to the Investor Rights Agreement is intended to automatically expire immediately on the date on which PM Contributor and Advisor Contributor, together, own less than 12.5% of OP I Series A Preferred Units and that the board of directors of REIT I may take actions deemed necessary and appropriate to implement such intention.

The foregoing summary of the material terms of the Investor Rights Agreement is qualified in its entirety by reference to the Investor Rights Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignation

On September 8, 2020, George Carleton resigned as President and Chief Operating Officer of the Registrant.

Officer Transitions and Appointments

In connection with the Self-Management Transaction, on September 20, 2020, the board of directors made certain changes to the officers of the Registrant. Alan Feldman was appointed President following the resignation of George Carleton and will continue to serve as Chief Executive Officer.

Steven Saltzman was appointed Chief Accounting Officer and Vice President and Thomas Elliott was appointed Executive Vice President, Chief Financial Officer and Treasurer. Shelle Weisbaum continues as Chief Legal Officer, Senior Vice President and Secretary. Information about Mr. Elliott, the newly appointed officer of the Registrant, is included below.

Thomas Elliott, 47. In addition to serving as the Chief Financial Officer, Executive Vice President and Treasurer of REIT I, Mr. Elliott was appointed to the same positions for REIT II and REIT III effective September 8, 2020. Since June 2020, he also serves on the board of directors of Exantas Capital Corp. Mr. Elliott has previously held various officer positions at Resource America, all of which he resigned effective as of September 8, 2020: Chief Financial Officer since December 2009, Executive Vice President since September 2016 and Senior Vice President since 2005. Prior to that, he was Senior Vice President—Finance and Operations of Resource America from 2006 to December 2009; Senior Vice President—Finance from 2005 to 2006 and Vice President—Finance from 2001 to 2005. Since February 2017, Mr. Elliott was Executive Vice President—Finance and Operations of Exantas Capital Corp. and was its Senior Vice President—Finance and Operations from September 2006 to February 2017 and, prior to that, was its Chief Financial Officer, Chief Accounting Officer and Treasurer from September 2005 to June 2006. He was also Senior Vice President—Assets and Liabilities Management of Exantas Capital Corp. from June 2005 until September 2005 and, before that, served as its Vice President—Finance from March 2005. Prior to joining Resource America in 2001, Mr. Elliott was a Vice President at Fidelity Leasing, Inc., a former equipment leasing subsidiary of Resource America, where he managed all capital market functions, including the negotiation of all securitizations and credit and banking facilities in the U.S. and Canada. Mr. Elliott also oversaw the financial controls and budgeting departments.

Employment Agreements

Alan F. Feldman

In connection with Mr. Feldman’s appointment as Chief Executive Officer and President of REIT I, on September 8, 2020, REIT I entered into an Employment Agreement with Mr. Feldman to serve as REIT I’s Chief Executive Officer and President (the “Feldman Employment Agreement”). The Feldman Employment Agreement has an initial term continuing until December 31, 2023 and will automatically renew for additional one-year periods thereafter, unless either REIT I or Mr. Feldman provides advance written notice of its or his intent not to renew or unless sooner terminated in accordance with the terms thereof (the “Term”).

Pursuant to the terms of the Feldman Employment Agreement, Mr. Feldman is entitled to, among other things:

•	Beginning September 8, 2020, an annual base salary of $700,000, subject to annual review for increase (but not decrease) by REIT I’s board of directors or a committee thereof;

•

Beginning September 8, 2020, earn an annual cash bonus opportunity (“Incentive Bonus”) based upon specified corporate and individual performance as determined by REIT I’s board of directors or a committee thereof. The amount of the annual cash bonus payable will be determined at the discretion of REIT I’s board of directors or a committee thereof; provided, such annual cash bonus for 2020 shall not be less than $1,000,000. In establishing the performance criteria for each fiscal year, REIT I’s board of directors or a committee thereof shall set forth a maximum, target and threshold annual bonus amount, in each case, expressed as a percentage of Mr. Feldman’s annual base salary at the rate in effect at the beginning of the relevant fiscal year;

•	Equity awards as follows:

•

Mr. Feldman will receive an initial equity grant with a fair market value of $2,750,000 to be awarded in the form of restricted stock of REIT I as described under “2020 Long-Term Incentive Plan – Initial Grants” below;

•

In addition to the initial equity grant, with respect to each calendar year during the Term beginning after calendar year 2020, Mr. Feldman shall be eligible to receive an annual long-term equity incentive award. For the equity incentive award granted in 2021, 70% of such award shall vest in substantially equal installments over a period of three years based solely on the passage of time and the remaining 30% shall vest based on performance criteria established in the sole discretion of REIT I’s board of directors or a committee thereof. Eligibility for, and the terms and vesting conditions applicable to, each such annual grant, if any, shall be determined by REIT I’s board of directors or a committee thereof in its sole discretion; and

•	Payments and benefits upon termination of employment as follows:

•

Death or Disability (as defined in the Feldman Employment Agreement): (i) base salary earned but not paid as of the termination date, reimbursement for unpaid expenses to which Mr. Feldman is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Feldman is entitled under any benefits plans (collectively, the “Accrued Amounts”); (ii) any Incentive Bonus earned by Mr. Feldman for the prior calendar year but not yet paid, and (iii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Feldman was employed during such calendar year, assuming target performance;

•

Termination by REIT I without Cause or termination by Mr. Feldman with Good Reason (as such terms are defined in the Feldman Employment Agreement) or termination by REIT I due to the expiration of the term of the Feldman Employment Agreement: (i) the Accrued Amounts; (ii) any Incentive Bonus earned by Mr. Feldman for the prior calendar year but not yet paid; (iii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Feldman was employed during such calendar year, assuming target performance; (iv) any unvested equity incentive awards that vest solely based on the passage of time shall immediately vest; (v) a pro-rated portion of any performance-based equity incentive awards shall remain outstanding and eligible to vest based on actual performance through the last day of the performance period, based on the number of days during the performance period that Mr. Feldman was employed; (vi) a lump sum payment equal to 1.5 times the sum of (A) the base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Feldman for the prior three calendar years preceding the year in which such termination occurs (or, (1) if Mr. Feldman was eligible to earn a bonus for only two fiscal years completed prior to the date of termination, the amount of such average Incentive Bonus deemed to have been earned, if any, for the prior two fiscal years, (2) if Mr. Feldman was eligible to earn a bonus for only one fiscal year completed prior to the date of termination, the amount of such bonus, if any, deemed to have been earned for such fiscal year, or (3) if Mr. Feldman has not been employed long enough to be eligible to earn an Incentive Bonus, then the amount of Mr. Feldman’s target annual bonus for the fiscal year in which the date of termination occurs); and (vii) continued health coverage under REIT I’s health plan for a period of 18 months following the date of termination.

•

Termination by REIT I for Cause or termination by Mr. Feldman without Good Reason (as such terms are defined in the Feldman Employment Agreement) or by Mr. Feldman upon the expiration of the term of the Feldman Employment Agreement: the Accrued Amounts.

•

Termination by REIT I within twelve months following the consummation of a Change in Control other than for Cause, Death or Disability, or termination by Mr. Feldman for Good Reason (as such terms are defined in the Feldman Employment Agreement) or if REIT I or REIT I’s successor terminates Mr. Feldman’s employment due to expiration of the term of the Feldman Employment Agreement: all of the benefits and payments described in the paragraph “Termination by REIT I without Cause or termination by Mr. Feldman with Good Reason or termination by REIT I due to the expiration of the term of the Feldman Employment Agreement” above, except that the health coverage will cover 18 months.

The Feldman Employment Agreement also provides that Mr. Feldman will be subject to customary non-compete, non-solicitation and other restrictive covenants.

The above description of the terms of the Feldman Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Other Officers

On September 8, 2020, REIT I also entered into employment agreements with each of Thomas C. Elliott in connection with Mr. Elliott’s appointment as REIT I’s Executive Vice President, Chief Financial Officer and Treasurer (the “Elliott Employment Agreement”) and Michele (“Shelle”) R. Weisbaum in connection with Ms. Weisbaum’s appointment as REIT I’s Senior Vice President and Chief Legal Officer (the “Weisbaum Employment Agreement”). Each of such employment agreements (collectively, the “Employment Agreements”) is substantially similar to the material terms of the Feldman Employment Agreement except as noted below:

•

Beginning September 8, 2020, Mr. Elliott is entitled to an annual base salary of $500,000, subject to annual review for increase (but not decrease) by REIT I’s board of directors or a committee thereof, and an annual cash bonus for 2020 of not less than $750,000;

•

Mr. Elliott will receive an initial equity grant with a fair market value of $1,550,000 to be awarded in the form of restricted stock of REIT I as described under “2020 Long-Term Incentive Plan – Initial Grants” below;

•

Beginning September 8, 2020, Ms. Weisbaum is entitled to an annual base salary of $300,000, subject to annual review for increase (but not decrease) by REIT I’s board of directors or a committee thereof, and an annual cash bonus for 2020 of not less than $115,000; and

•

Ms. Weisbaum will receive an initial equity grant with a fair market value of $500,000 to be awarded in the form of restricted stock of REIT I as described under “2020 Long-Term Incentive Plan – Initial Grants” below.

The above description of the terms of the Elliott Employment Agreement and the Weisbaum Employment Agreement is not complete and is qualified by reference to the complete Elliott Employment Agreement and the complete Weisbaum Employment Agreement, which are attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference.

2020 Long-Term Incentive Plan

On September 8, 2020, the board of directors of REIT I adopted the Resource Real Estate Opportunity REIT, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”).

The purpose of the 2020 LTIP is to advance the interests of REIT I and its stockholders by providing an incentive to attract, retain, and reward certain eligible persons performing services for REIT I and by motivating such persons to contribute to the growth and profitability of REIT I. The 2020 LTIP allows for grants to REIT I’s employees, consultants, and directors of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. The maximum aggregate number of shares of common stock of REIT I that may be issued pursuant to awards granted under the 2020 LTIP is 3,500,000.

The 2020 LTIP is administered by the conflicts committee of the board of directors. Subject to the terms of the 2020 LTIP, the conflicts committee has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award. The board of directors also has the authority to make all determinations that are in the board’s judgment necessary or desirable for the administration of the plan. The board’s construction and interpretation of the terms and provisions of the 2020 LTIP are final and conclusive.

The board of directors may at any time modify or amend the 2020 LTIP in any respect, provided that no such modification or amendment may materially adversely affect the rights of a participant under an existing stock award that has been previously granted except as expressly provided in the 2020 LTIP. Unless sooner terminated in accordance with its terms, the 2020 LTIP will terminate on the date that is ten years following the date on which the 2020 LTIP was adopted by the board of directors.

A copy of the 2020 LTIP is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference. The foregoing is a summary of the 2020 LTIP, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the 2020 LTIP.

Initial Grants

On September 8, 2020, the board of directors granted awards of restricted stock (the “REIT I Restricted Stock”) under the 2020 LTIP to the executives in the chart below with respect to the number of shares next to their name in the chart below. The grant of REIT I Restricted Stock is subject to vesting in two tranches – 40% of the total number of shares will vest upon the consummation of the REIT I Merger and 60% of the total number of shares will vest upon a “Liquidity Event” (as defined below) so long as the executive remains continuously employed through each such vesting date. If the executive’s employment terminates for any reason before the vesting date, all unvested shares will be immediately forfeited.

Executive Officer	Number of Shares Subject to Award
Alan F. Feldman, Chief Executive Officer and President	250,912
Thomas C. Elliott, Chief Financial Officer, Executive Vice President and Treasurer	141,423
Steven R. Saltzman, Chief Accounting Officer and Senior Vice President	27,372
Michele R. Weisbaum, Chief Legal Officer and Senior Vice President	45,620

For purposes of these awards:

“Liquidity Event” means (i) a listing of the common stock of REIT II, on a national securities exchange, (ii) a sale, merger or other transaction in which the stockholders of REIT II either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (iii) the sale of all or substantially all of REIT II’s assets where stockholders either receive, or have the option to receive, cash or the securities of a publicly traded company.

Pursuant to the terms of the REIT I Merger Agreement, REIT II has agreed to assume and continue the 2020 LTIP as its own, and the awards of REIT I Restricted Stock thereunder. Pursuant to the terms of the REIT I Merger Agreement, each share of REIT I Restricted Stock issued and outstanding immediately prior to the effective time of the REIT I Company Merger will be automatically cancelled and extinguished and converted into the right to receive 1.22423 shares of REIT II Common Stock and will continue to be have and be subject to the same terms and conditions (including vesting terms) set forth in the 2020 LTIP and the related restricted stock agreements.

A copy of the form of restricted stock agreement is attached as Exhibit 10.10 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference. The foregoing is subject to and qualified in its entirety by reference to the text of the award agreement.

Item 7.01. Regulation FD Disclosure

On September 11, 2020, REIT I, along with REIT II and REIT III, is sending a letter to its stockholders regarding the proposed transactions. A copy of the stockholder letter is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on September 11, 2020, the Registrant posted to its website (http://www.resourcereit.com/) an investor presentation prepared by REIT I and REIT II containing certain information related to the REIT I Merger. A copy of the investor presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

Suspension of Share Redemption Program

In connection with the transactions contemplated herein, on September 8, 2020, the board of directors of the Registrant approved the full suspension of its share redemption program (“SRP”), which has been suspended since March 20, 2020, with exception for redemptions sought upon a stockholder’s death, “qualifying disability” or “confinement to a long-term care facility” (collectively, “special redemptions”). The SRP suspension will take effect immediately. While the SRP is suspended, currently pending and new redemption requests submitted in connection with a special redemption will be retained and considered upon the determination by the board of directors to resume the SRP with respect to special redemptions, all other redemption requests will not be retained, but will be cancelled with the ability to resubmit when the SRP is open to redemptions other than special redemptions.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the REIT I Merger, REIT II will prepare and file with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement and Prospectus jointly prepared by REIT II and REIT I, and other related documents. The Joint Proxy Statement and Prospectus will be mailed to REIT I’s stockholders and will contain important information about the merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY REIT II AND REIT I WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REIT II, REIT I AND THE PROPOSED MERGER. Investors and stockholders of REIT II and REIT I may obtain free copies of the registration statement, the Joint Proxy Statement and Prospectus and other relevant documents filed by REIT II and REIT I with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. In addition, these materials will also be available free of charge by accessing REIT II’s website (http://www.resourcereit2.com/), or by accessing REIT I’s website (http://www.resourcereit.com/).

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

REIT II and REIT I and their respective directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding REIT II’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 20, 2020 and its proxy statement filed with the SEC by REIT II on April 29, 2020 in connection with its 2020 annual meeting of stockholders; information regarding REIT I’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 20, 2020 and its proxy statement filed with the SEC by REIT I on April 29, 2020 in connection with its 2020 annual meeting of stockholders. Certain directors and executive officers of REIT II and/or REIT I and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the Joint Proxy Statement/Prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of REIT II and REIT I and their respective executive officers and directors in the merger by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available. These documents are available free of charge on the SEC’s website and from REIT II or REIT I, as applicable, using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the proposed merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability of REIT I to obtain stockholder approval of the merger or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the potential adverse impact of the ongoing pandemic related to COVID-19 and the related measures put in place to help control the spread of the virus on the operations of REIT II and REIT I and their tenants, which impact remains highly uncertain; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of REIT II and REIT I; and other factors, including those set forth in the Risk Factors section of REIT II’s and REIT I’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and filed with the SEC, and other reports filed by REIT II and REIT I with the SEC, copies of which are available on the SEC’s website, www.sec.gov. REIT II and REIT I undertake no obligation to update these statements for revisions or changes after the date of this communication, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 8, 2020, by and among REIT II, OP II, Merger Sub I, REIT I and OP I*

10.1	Contribution and Exchange Agreement dated September 8, 2020 by and among OP I, PM Contributor, Advisor Contributor, PM Holdings and Advisor Holdings

10.2	Transitional Services Agreement dated September 8, 2020 by and among OP I, PM Contributor, Advisor Contributor and Resource America

10.3	Amended and Restated Limited Partnership Agreement of Resource Real Estate Opportunity OP, LP dated September 8, 2020 between the Registrant and RRE Opportunity Holdings, LLC

10.4	Amendment to Fourth Amended and Restated Advisory Agreement dated September 8, 2020 between REIT I and Resource Real Estate Opportunity Advisor, LLC

10.5	Investor Rights Agreement dated September 8, 2020 by and among REIT I, OP I , PM Contributor and Advisor Contributor

10.6	Employment Agreement dated September 8, 2020 between REIT I and Mr. Feldman

10.7	Employment Agreement dated September 8, 2020 between REIT I and Mr. Elliott

10.8	Employment Agreement dated September 8, 2020 between REIT I and Ms. Weisbaum

10.9	Resource Real Estate Opportunity REIT, Inc. Long-Term Incentive Plan

10.10	Form of Restricted Stock Agreement

99.1	Stockholder Letter

99.2	Investor Presentation dated September 11, 2020

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. REIT II agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: September 11, 2020	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and President
(Principal Executive Officer)